Exhibit 1.02

Sevcon, Inc.
Conflict Minerals Report
For the reporting period from January 1, 2013 to December 31, 2013

Due Diligence

This Conflict Minerals Report of Sevcon, Inc. has been prepared pursuant to SEC Rule 13p-1 and Form SD (the “Rule”) for the reporting period January 1, 2013 to December 31, 2013.

The Rule requires disclosure of certain information when a company manufactures or contracts to manufacture products for which the minerals specified in the Rule are necessary to the functionality or production of those products. The specified minerals, which we collectively refer to in this Report as the “conflict minerals,” are gold, columbite-tantalite (coltan), cassiterite and wolframite, including their derivatives, which are limited to tantalum, tin and tungsten. The “Covered Countries” for the purposes of the Rule and this Report are the Democratic Republic of the Congo, the Republic of the Congo, the Central African Republic, South Sudan, Uganda, Rwanda, Burundi, Tanzania, Zambia and Angola. As described in this Report, the Company manufactures, or contracts to manufacture, products for which conflict minerals are necessary to the functionality or production.

As a producer of electronic equipment, Sevcon uses a supply base consisting mostly of electronic component manufacturers, distributors and assemblers. Therefore, the facilities used to process the necessary conflict minerals in those products, and the country of origin of the necessary conflict minerals in those products are several steps down the global electronics supply chain.

Sevcon engaged in a reasonable country of origin inquiry (RCOI) described in Form SD to which this report is an exhibit. Sevcon was unable to determine that none of the conflict minerals contained in its products originated in the Covered Countries. Consequently, Sevcon has exercised due diligence on the source and chain of custody of the conflict minerals necessary to the functionality or production of its products. The due diligence methodology applied by Sevcon is based in all material aspects on the OECD “Five-Step Framework for Risk-Based Due Diligence in the Mineral Supply Chain,” including the relevant mineral specific supplements.

Sevcon has:

1.	Established strong company management systems, by having:
a.	Established a policy to work towards eliminating conflict minerals from its supply chain, and has informed all suppliers of the objectives and reporting requirements.
b.	Allocated internal management resource and responsibility for supplier chain due diligence
c.	Established a system of controls and transparency over the mineral supply chain. The details of this are described below.
d.	Strengthened company engagement with suppliers. Where new supplier contracts are drafted, conflict minerals objectives and reporting requirements are being included.
e.	Made available the company Environmental Corrective and Preventive Action Procedure available for investigation of any risks relating to Conflict Minerals, with input to the EICC® GeSI program where appropriate.
2.	Identified risk in the supply chain, and assessed the adverse impact of those risks.
3.	Designed and implemented a strategy to respond to identified risks.
4.	Utilized the EICC GeSI reporting program to analyse the responses of its manufacturers and suppliers.
5.	Reported the results of our supply chain due diligence publicly in Form SD as well as internally to senior management.

We have 13 direct manufacturers/suppliers for our products and their components. Of these manufacturers/ suppliers, all were within the scope of our RCOI. We conducted a survey of these manufacturers/suppliers using the template developed jointly by the companies of Electronic Industry Citizenship Coalition (EICC) and The Global e-Sustainability Initiative (GeSI), known as the CFSI Reporting Template (the “Template”). The Template was developed to facilitate disclosure and communication of information regarding smelters that provide material to a company’s supply chain. It includes questions regarding a company’s conflict-free policy, engagement with its direct suppliers, and a listing of the smelters the company and its suppliers use. In addition, the template contains questions about the origin of conflict minerals included in their products, as well as supplier due diligence.

Of the manufacturers/suppliers within the scope of our RCOI, 34% confirmed as not supplying parts containing conflict minerals or using conflict minerals in their production process. This equated to 13% of unique parts used by Sevcon. Of the remaining manufacturers/suppliers, 40% submitted responses in the appropriate EICC GeSI format. Of the responding suppliers, none were able to confirm that all of their supplying conflict minerals smelters were listed as compliant on the CFSI lists.

Products

The products manufactured or contracted to be manufactured by Sevcon in calendar year 2013 were –

1.	Motor controllers for electric and hybrid vehicles
2.	On-board battery chargers for electric and hybrid vehicles
3.	DC/DC convertors for electric and hybrid vehicles
4.	Other drivetrain system components for electric and hybrid vehicles
5.	Industrial Capacitors

Our efforts to determine the mine or location of origin of the necessary conflict minerals in our products with the greatest possible specificity consisted of the due diligence measures described in this conflict minerals report. In particular, because independent third party audit programs validate whether sufficient evidence exists regarding country, mine and/or location of origin of the conflict minerals that the audited smelter or refiner facilities have processed, we relied on the information made available by such programs for the smelters and refiners in our supply chain. We were unable to ascertain the country of origin and/or chain of custody of all necessary conflict minerals processed by the facilities that contributed to our products because, for this reporting period, certain smelter and refiner facilities (1) had not yet received a “conflict free” designation from an independent third party audit program and (2) did not respond to our requests for country of origin or chain of custody information.

With respect to the products on which Sevcon exercised due diligence, the following table lists the facilities which, to the extent known, processed the necessary conflict minerals in our products:

Conflict Mineral	Smelter or Refiner Facility Name
Gold
Shanghai Gold Exchange
Aida Chemical Industries Co.,Ltd.
Allgemeine Gold- und Silberscheideanstalt A.G.*
Almalyk Mining and Metallurgical Complex (AMMC)
AngloGold Ashanti Mineração Ltda*
Argor-Heraeus SA*
Asahi Pretec Corporation*
Asaka Riken Co.,Ltd.
Atasay Kuyumculuk Sanayi Ve Ticaret A.S.
Aurubis AG
Bangko Sentral ng Pilipinas (Central Bank of the Philippines)
Boliden AB
Caridad
Cendres & Métaux SA
Central Bank of the DPR of Korea
Chimet SpA*
Chugai Mining Co.,Ltd
Codelco
Daejin Indus Co. Ltd
DaeryongENC
Do Sung Corporation
Dowa Metals & Mining Co. Ltd*
Echememi Enterprise Corp.(Futures Exchange)
Eco-System Recycling Co., Ltd.*
FSE Novosibirsk Refinery
Harima Smelter
Heesung Catalysts Corp.
Heimerle + Meule GmbH*

Heraeus Ltd Hong Kong*
Heraeus Precious Metals GmbH & Co. KG*
Heraeus Zhaoyuan Precious Metal Materials Co.,Ltd.
Hisikari Mine
Hwasung CJ Co. Ltd
Inner Mongolia Qiankun Gold and Silver Refinery Share Company Limited
Ishifuku Metal Industry Co., Ltd.*
Istanbul Gold Refinery*
Japan Mint
Jiangxi Copper Company Limited
Jinlong Copper Co., Ltd.
Johnson Matthey Hong Kong Ltd.
Johnson Matthey Inc*
Johnson Matthey Limited*
JSC Ekaterinburg Non-Ferrous Metal Processing Plant
JSC Uralectromed
JX Nippon Mining & Metals Co., Ltd*
Kazzinc Ltd
Kennecott Utah Copper LLC*
Kojima Chemical Co., Ltd.*
Korea Metal Co. Ltd
Kyocera
Kyrgyzaltyn JSC
L' azurde Company For Jewelry
La Caridad Mine
LG-Nikko
London Bullion Market Association
LS-Nikko Copper Inc*
Materion Advanced Metals*
Matsuda Sangyo Co. Ltd*
Metalor Technologies (Hong Kong) Ltd*
Metalor Technologies SA*
Metalor USA Refining Corporation*
Met-Mex Peñoles, S.A.
Mitsubishi Materials Corporation*
Mitsui & Co. Precious Metals Inc. Hong Kong
Mitsui Mining and Smelting Co., Ltd.*
Morigin Company
Moscow Special Alloys Processing Plant
Nadir Metal Rafineri San. Ve Tic. A.Ş.
Navoi Mining and Metallurgical Combinat
Nihon Material Co. Ltd*
Niihama Nickel Refinery
Ningbo Kangqiang
Nippon Mining & Mtetals
Ohio Precious Metals LLC*
OJSC Kolyma Refinery
OJSC Krastvetmet
Orelec
PAMP SA*
Pan Pacific Copper Co Ltd.,
Prioksky Plant of Non-Ferrous Metals
PT Aneka Tambang (Persero) Tbk
PX Précinox SA
Rand Refinery (Pty) Ltd*
Refinery Of Shandong Gold Mining Co.,Ltd
Royal Canadian Mint*
Sabin Metal Corp.
Samduck Precious Metals

Samwon Metals Corp.
Schone Edelmetaal
SEMPSA Joyeria Plateria SA*
Senju Metal Industry Co.,Ltd.
Shandong Zhaojin Gold & Silver Refinery Co. Ltd
So Accurate Refining Group
SOE Shyolkovsky Factory of Secondary Precious Metals
Solar Applied Materials Technology Corp.*
Sumitomo Metal Mining Co. Ltd.*
Suzhou Xingrui Noble
Tanaka Kikinzoku Kogyo K.K.*
The Great Wall Gold and Silver Refinery of China
The Refinery of Shandong Gold Mining Co. Ltd
Tokuriki Honten Co., Ltd*
Tokuriki Tokyo Melters Assayers
Torecom
UBS AG
Umicore Brasil Ltda
Umicore SA*
United Precious Metal Refining, Inc.*
Uyemura
Valcambi SA*
Western Australia Mint*
Xstrata Canada Corporation
Yamamoto Precious Metal Co., Ltd.
Yokohama Metal Co Ltd
Zhaojin Group & Gold Mineral China Co., Ltd.
Zhongjin Gold Corporation Limited
Zhongyuan Gold Smelter of Zhongjin Gold Corporation
Zijin Mining Group Co. Ltd

Tantalum
CIF
Conghua Tantalum and Niobium Smeltry*
Duoluoshan*
Ethiopian Minerals Development Share Company
Exotech Inc.*
F&X Electro-Materials Limited*
Fujian Nanping
Gannon & Scott
Global Advanced Metals*
H.C. Starck GmbH*
Hi-Temp*
Jiangxi Yichun
JiuJiang JinXin Nonferrous Metals Co. Ltd.*
JiuJiang Tambre Co. Ltd.*
Kemet Blue Powder*
Metal Do
Mitsui Mining & Smelting*
Ningxia Orient Tantalum Industry Co., Ltd.*
Niotan
Nippon Mining & Metals Co.,Ltd.
NTET, Thailand
Plansee*
RFH
Shanghai Jiangxi Metals Co., Ltd
Solikamsk Metal Works*
Taki Chemicals*
Tantalite Resources*
Telex*
Ulba*

Ulba Metallurgical Plant, JSC Zhuzhou Cement Carbide*
Tungsten
Alldyne Powder Technologies
Allied Material (A.L.M.T) Corp
Alta Group
Asahi Pretec Corp
ATI Firth Sterling
ATI Tungsten Materials
Buffalo Tungsten
Chaozhou Xianglu Tungsten Industry Co Ltd
China Minmetals Nonferrous Metals Co Ltd
China National Non-ferrous
Chongyi Zhangyuan Tungsten Co Ltd
Dayu Weiliang Tungsten Co., Ltd.
Fujian Jinxin Tungsten Co., Ltd.
Gan Bei Tungsten Industry co. Ltd.
Ganzhou Grand Sea W & Mo Group Co Ltd
Ganzhou Hongfei Tungsten & Molybdenum Materials Co., Ltd.
Ganzhou Huaxing Tungsten Products Co. Ltd.
Ganzhou Nonferrous Metals smelting Co Ltd.
Ganzhou Sinda W&Mo Co., Ltd.
Global Tungsten & Powders Corp*
HC Starck GmbH
Hitachi Ltd.
Hunan Chenzhou Mining Group Co
Hunan Chun-Chang Nonferrous Smelting & Concentrating Co., Ltd.
Jada Electronic limited (JX Nippon Mining & Matel Co., Ltd)
Japan New Metals Co Ltd
Jiangxi Rare Earth & Rare Metals Tungsten Group Corp
Jiangxi Tungsten Co Ltd
Jiangxi Tungsten Industry Group Co Ltd
Kanto Denka Kogyo Co., Ltd.
Kennametal Inc.
Kyoritsu Gokin Co., Ltd.
Mitsubishi Materials Corp.
Mitsui Mining & Smelting Co., Ltd
Nanchang Cemented Carbide Limited Liability Company
NingHua XingLuoKeng TungSten Mining Co.,Ltd
North American Tungsten
Plansee
Sandvik Material Technology
Sumitomo Metal Mining Co., Ltd.
TaeguTec
Tejing (Vietnam) Tungsten Co Ltd
Ulvac
Wolfram Bergbau und Hütten AG
Wolfram Company CJSC
Xiamen Tungsten (H.C.）Co., Ltd.
Xiamen Carbide Ltd.
Xiamen Golden Egret Special Alloy (HC) Co. Ltd
Xiamen Honglu Tungsten Molybdenum Industry Co., Ltd.
Zhuzhou Cemented Carbide Group Co Ltd

Tin	ABC Corporation Alpha Metals Korea Ltd. Amalgamet American Iron and Metal An Xin Xuan Xin Yue You Se Jin Shu Co. Ltd. Aoki Loboratories Ltd.

Bangka
Baoshida Swissmetall
CFC Cooperativa dos Fundidores de Cassiterita da Amazônia Ltda.
Chengfeng Metals Co Pte Ltd
China Tin Smelter Co. Ltd.
China Tin Smelter Co.Ltd
CNMC (Guangxi) PGMA Co. Ltd.
Cookson Alpha Metals (Shenzhen )Co.Ltd
Cooper Santa
Corporation Berhad (MSC)
CV DS Jaya Abadi
CV Duta Putra Bangka
CV Gita Pesona
CV JusTindo
CV Makmur Jaya
CV Nurjanah
CV Prima Timah Utama
CV Serumpun Sebalai
CV United Smelting
Electro.oy Metal Pte.
EM Vinto
Feinhütte Halsbrücke GmbH
Fenix Metals Sp. Z o.o.
FSE Novosibirsk Refinery
Fuji Metal Mining
Funsar
Furukawa Electric
Gebrueder Kemper GMBH
Geiju Non-Ferrous Metal Processing Co. Ltd.
Gejiu Gold Smelter Minerals Co.,Ltd
Gejiu Non-FerrousMetal Processing Co.Ltd.*
Gejiu Yunxin Colored Electrolytic Co.,Ltd
Gejiu Zi-Li
Gold Bell Group
Gomat-e-K.
Grillo Handel
Guangxi China Tin Group Co.,Ltd
Heesung Metal Ltd.
Heraeus Germany
Heraeus Materials Singapore Pte, Ltd.
Heraeus Oriental Hitec Co., Ltd.
Heraeus Technology Center
Hitachi Cable
Huaxi Guangxi Group
Huichang Jinshunda Tin Co. Ltd
Huichang Shun Tin Kam Industries, Ltd.
Imperial Zinc
Indoneisan State Tin Corporation Mentok Smelter
Jean Goldschmidt International
Jiangxi Nanshan
Kai Unita Trade Limited Liability Company
Kaimeng(Gejiu) Industry and Trade Co., Ltd.
Keeling & Walker
Ketabang
KOBA
Kupol
Laibin China Tin Smelting Co., Ltd.
Linqu Xianggui Smelter Co. Ltd.
Liuzhou China Tin
Malayasia Smelting Corporation*

Metahub Industries Sdn. Bhd.
Metallo Chimique
Mineração Taboca S.A.*
Minmetals Ganzhou Tin Co. Ltd.
Minsur Mines*
Mitsubishi Electric Metecs Co., Ltd.
Mitsubishi Materials Corporation*
Nankang Nanshan Tin Manufactory Co., Ltd.
Novosibirsk Integrated Tin Works
OM Manufacturing Phils. Inc.
OMSA*
PL Timah Tbk
PT Alam Lestari Kencana
PT Artha Cipta Langgeng
PT Babel Inti Perkasa
PT Babel Surya Alam Lestari
PT Bangka Kudai Tin
PT Bangka Putra Karya
PT Bangka Timah Utama Sejahtera
PT Bangka Tin Industry
PT Belitung Industri Sejahtera
PT BilliTin Makmur Lestari
PT Bukit Timah*
PT DS Jaya Abadi
PT Eunindo Usaha Mandiri
PT Fang Di MulTindo
PT HP Metals Indonesia
PT Indra Eramulti Logam Industri
PT Karimun Mining
PT Koba Tin
PT Mitra Stania Prima
PT Refined Banka Tin
PT Sariwiguna Binasentosa
PT Stanindo Inti Perkasa
PT Sumber Jaya Indah
PT Tambang Timah*
PT Timah*
PT Tinindo Inter Nusa
PT Tommy Utama
PT Yinchendo Mining Industry
Pure Technology
Richard Stenzhorn GmbH
Rui Da Hung
Salzgitter
Samhwa non-ferrorus Metal ind.co.ltd
Senju Metal Industry Co. (SMIC)
Sinitron, Shenmao Solder (M) Sdn. Bhd.
Smelting Branch of YunNan Tin Company Limited
Sundwigger Messingwerk
Tamura
Thailand Smelting and Refining Co., Ltd*
The Miller Company
Traxys
UNIFORCE METAL INDUSTRIAL CORP
Unit Metalurgi PT Timah (Persero ) Tbk
Unit Timah Kundur PT Tambang
WC Heraeus Hanau
White Solder Metalurgia*
XiHai
Yunnan Chengfeng Non-Ferrous Metals Co Ltd

Yunnan Tin Company Limited* Yuntinic Chemical GmbH YunXi Zhejiang Huangyan Xinqian Electrical Parts Factory

Countries of origin of the conflict minerals these facilities process are believed to include:
American Samoa, Australia, Austria, Belgium, Bolivia, Brazil, Canada, Chile, China, Democratic People’s Republic of Korea, Ethiopia, France, Germany, Hong Kong, Indonesia, Italy, Japan, Kazakhstan, Republic of Korea, Kyrgyzstan, Malaysia, Mexico, Netherlands, Peru, Philippines, Poland, Russian Federation, Saudi Arabia, Singapore, South Africa, Spain, Sweden, Switzerland, Taiwan, Thailand, Turkey, United Kingdom, USA, Uzbekistan, Vietnam

* Denotes smelters and refiners which have received a “conflict free” designation from an independent third party audit program as of May 20th, 2014.

Continuous Improvement Strategy

In order to improve from the above initial results and to mitigate the risk that our necessary conflict minerals will benefit armed groups, Sevcon is taking the following actions:

a.	Working with the suppliers, sub-suppliers and manufacturers to engage with the smelter to enrol in the EICC GeSI Conflict Free Smelters program;
b.	Failing action a, Working with the supplier and sub-supplier to select an alternative conflict minerals supplier with supplying smelters participating in the EICC GeSI Conflict Free Smelters program;
c.	Failing action b, selecting an alternative supplier or sub-supplier who can offer conflict-free materials with supplying smelters participating in the EICC GeSI Conflict Free Smelters program.
d.	Monitoring progress towards conflict-free status, by reporting trends publicly and within Sevcon and its supplier base.